EXHIBIT 32.1

CERTIFICATION PURSUANT
TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF
2002

In connection with the Transition Report of Greenpro Capital Corp. (the “Company”) on Form 10-QT for the transition period from November 1, 2014 to December 31, 2014, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), The undersigned hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

(1)              The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)              The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: July 27, 2015	/s/ Lee Chong Kuang
By: LEE CHONG KUANG
Chief Executive Officer, President Director

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.